                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           POLARIS INDUSTRIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

POLARIS INDUSTRIES INC.                        1225 Highway 169 North
                                               Minneapolis, Minnesota 55441-5078
                                               612-542-0500
                                               Fax: 612-542-0599

                                                                  March 30, 1995

Dear Fellow Shareholder:

    The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 1995 Annual Meeting of Shareholders which will be held at the Holiday Inn West, Highway 394, Minneapolis, Minnesota on Wednesday, May 10, 1995 at 10:00 a.m. local time.

    In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris' 1994 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

    It is important that your shares be represented at the meeting whether or not you plan to attend in person. Therefore, please sign and return the enclosed proxy in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

    We hope that you will be able to attend the meeting, and we look forward to seeing you.

                                          Sincerely,

                                                [LOGO]
                                          W. Hall Wendel, Jr.
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Enclosures

                                 [POLARIS LOGO]

                            POLARIS INDUSTRIES INC.
                             1225 HIGHWAY 169 NORTH
                          MINNEAPOLIS, MINNESOTA 55441

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 1995

                            ------------------------

TO POLARIS SHAREHOLDERS:

    The 1995 Annual Meeting of Shareholders of Polaris Industries Inc. will be held at the Holiday Inn West, Highway 394, Minneapolis, Minnesota 55441, at 10:00 a.m. local time on Wednesday, May 10, 1995 for the following purposes:

    1.  To elect two directors for three-year terms ending in 1998 (Proposal 1);

    2.   To approve the Polaris Industries Inc. 1995 Stock Option Plan (Proposal
       2);

    3. To approve the Polaris Industries Inc. Deferred Compensation Plan for Directors (Proposal 3);

    4. To approve the Polaris Industries Inc. Employee Stock Purchase Plan (Proposal 4);

    5. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

    Shareholders of record at the close of business on March 13, 1995 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

    YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                          By order of the Board of Directors

                                                   [B]
                                          John H. Grunewald
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER
                                          AND SECRETARY

Minneapolis, Minnesota
March 30, 1995

                            POLARIS INDUSTRIES INC.
                             1225 HIGHWAY 169 NORTH
                          MINNEAPOLIS, MINNESOTA 55441

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                               PROXIES AND VOTING

    This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by the Board of Directors and management of Polaris Industries Inc., a Minnesota corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, on May 10, 1995, at the Holiday Inn West, Highway 394, Minneapolis, Minnesota 55441 for the purposes set forth in the accompanying Notice of Meeting.

    Each shareholder entitled to vote at the Annual Meeting who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke such proxy at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the proxy will be voted in accordance with the instructions contained therein at the Annual Meeting and any postponements or adjournments thereof. Presence at the Annual Meeting of a shareholder will not, in itself, constitute revocation of a previously granted proxy.

    This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 30, 1995.

    Only shareholders of record at the close of business on March 13, 1995 will be entitled to notice of and to vote the shares of common stock, $.01 par value per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. At the close of business on March 13, 1995, the Company had outstanding 18,206,258 shares of Common Stock.

    Holders of Common Stock of record at the close of business on March 13, 1995 will be entitled to one vote per share on the (1) election of directors, (2) approval of the Polaris Industries Inc. 1995 Stock Option Plan, (3) approval of the Polaris Industries Inc. Deferred Compensation Plan for Directors, (4) approval of the Polaris Industries Inc. Employee Stock Purchase Plan, and (5) any other business to be transacted at the Annual Meeting.

    The quorum required to hold the meeting is a majority of the shares of Common Stock entitled to vote at the meeting present in person or by proxy. If a quorum is present, the affirmative vote, in person or by proxy, of a majority of shares of Common Stock present and entitled to vote at the Annual Meeting, will be necessary for the adoption of proposals 1, 2, 3 and 4 listed in the Notice of Meeting. Broker non-votes are treated as not being present in person or by proxy at the Annual Meeting. Abstentions are treated as being present and, because the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on a particular proposal is necessary for adoption of such proposal, the effect of an abstention is a vote against the proposal.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 13, 1995 by each shareholder known to the Company who then beneficially owned more than 5% of the outstanding shares of Common Stock, each director of the Company, each nominee for director, each executive officer named in the Compensation Table set forth later in this Proxy Statement and all such officers and directors as a group. As of March 13, 1995, there were 18,206,258 shares of Common Stock outstanding.

                                                 SHARES
                                               BENEFICIALLY   PERCENT
    NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED       OF CLASS
- ---------------------------------------------  -----------  ------------
W. Hall Wendel, Jr. (1)                            988,900         5.4%
Chairman of the Board of Directors
 and Chief Executive Officer
1225 Highway 169 North
Minneapolis, Minnesota 55441
Kenneth D. Larson (2)                              108,376       *
President and Chief Operating Officer
 and Director
John H. Grunewald                                    7,000       *
Executive Vice President, Chief
 Financial Officer and Secretary
Charles A. Baxter                                  280,000         1.5%
Vice President -- Engineering and
 Product Safety
Ed Skomoroh                                         49,020       *
Vice President -- Sales and
 Marketing
Andris A. Baltins (3)                                5,550       *
Director
Beverly F. Dolan                                     1,000       *
Director
Robert S. Moe (4)                                  418,400         2.3%
Director
Gregory R. Palen                                     1,600       *
Director
Stephen G. Shank                                       400       *
Director
Victor K. Atkins                                 1,213,818         6.7%
33 Flying Point Road
Southampton, New York 11968
Lehman Brothers Holdings Inc. (5)                1,336,852         7.3%
3 World Financial Center
New York, New York 10285
All directors and executive officers as          1,883,208        10.3%
 a group (12 persons)

- ------------------------
*    Represents less than 1%.

(1) Includes 28,000 shares held in a trust for Mr. Wendel's daughter as to which he disclaims any beneficial interest and 100,000 shares held in the Hall and Deborah Wendel Foundation of which Mr. Wendel is president.

(2) Includes 100 shares held in trust for Mr. Larson's child and 10,200 shares owned by Mr. Larson's spouse, as to which he disclaims any beneficial interest.

(3)  Includes  1,000  shares  held in  trust  for Mr.  Baltins'  children. Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which  Mr.
     Baltins   is  a  member  and  which  serves  of  counsel  to  the  Company, beneficially own 39,750 shares.

(4) Includes 222,400 shares held in trust for Mr. Moe's children, as to which he disclaims any beneficial interest.

(5)  Includes  shares  held  by  certain  wholly  owned  subsidiaries  of Lehman
     Brothers Holdings Inc.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    The Board of Directors of the Company consists of seven directors. The Board is divided into three classes serving staggered three-year terms. Each of the directors, with the exception of Mr. Wendel who has been a director since September 1994, became a director of the Company upon the conversion of Polaris Industries Partners L.P. to corporate form in December 1994. The term of office of directors in Class I, Messrs. Larson and Baltins, expires at the 1995 Annual Meeting. The term of office of directors in Class II, Messrs. Dolan and Moe, expires in 1996 and the term of office of directors in Class III, Messrs. Palen, Shank, and Wendel, expires in 1997. There are no family relationships between or among any executive officers or directors of the Company.

    The Board of Directors proposes that the following nominees, both of whom are currently serving as Class I directors, be elected as Class I directors for a new term of three years and until their successors are duly elected and qualified:

                               Kenneth D. Larson
                               Andris A. Baltins

    Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the election of the two nominees to the Company's Board of Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT THE NOMINEES AS CLASS I DIRECTORS OF THE COMPANY.

    In the event either or both of the nominees shall become unavailable to serve as a director before election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

                   DIRECTORS STANDING FOR ELECTION -- CLASS I

KENNETH D. LARSON                                            Director since 1994

    Mr. Larson, 54, has been the President and Chief Operating Officer of the Company since the conversion of Polaris Industries Partners L.P. to corporate form in December 1994. He was the President and Chief Operating Officer of Polaris Industries Capital Corporation ("PICC"), the managing general partner of Polaris Industries Associates L.P. which was the operating general partner of Polaris Industries L.P. from October 1988 through December 1994. Prior thereto, Mr. Larson was Executive Vice President of Toro Company responsible for its commercial, consumer and international equipment business, and held a number of general management positions after joining Toro Company in 1975. Mr. Larson serves as a director and a member of the audit committee of Featherlite Trailers, a manufacturer of stock and car trailers and as a director and a member of the compensation committee of Destron Fearing Corp., a manufacturer of animal identification devices. Mr. Larson also is a director of various private corporations. Mr. Larson serves on the Executive Committee of the Board of Directors of the Company.

ANDRIS A. BALTINS                                            Director since 1994

    Mr. Baltins, 49, has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. He is a director of Affinity Group, Inc., a membership-based marketing company. Mr. Baltins is also a director of various private and non-profit corporations. Mr. Baltins serves on the Audit Committee and the Compensation Committee of the Board of Directors of the Company.

                         DIRECTORS CONTINUING IN OFFICE
              CLASS II -- TERM EXPIRES AT THE 1996 ANNUAL MEETING

BEVERLY F. DOLAN                                             Director since 1994

    Mr. Dolan, 67, was the Chairman and Chief Executive Officer of Textron, Inc., a multi-industry company with operations in aerospace technology, commercial products and financial services, from 1986 through 1992. Since 1992, Mr. Dolan has been a private investor and currently serves as a director of Textron, Inc.; First Union Corporation, a bank holding company; Ruddick Corporation, a multi-industry company with operations in retail grocery, thread manufacturing and printing; and FPL Group, Inc., a Florida electrical power producer. Mr. Dolan also served on President Bush's Export Council and was elected Vice Chairman of that Council in November 1990. Mr. Dolan is Chairman of the Compensation Committee of the Board of Directors of the Company.

ROBERT S. MOE                                                Director since 1994

    Mr. Moe, 63, was Executive Vice President and Treasurer of PICC or its predecessor from 1981 through 1992. Since 1992, he has been a private investor. Mr. Moe serves on the Compensation Committee and the Executive Committee of the Board of Directors of the Company.

              CLASS III -- TERM EXPIRES AT THE 1997 ANNUAL MEETING

GREGORY R. PALEN                                             Director since 1994

    Mr. Palen, 39, has been Chairman and Chief Executive Officer of Spectro Alloys, an aluminum manufacturing company since 1989 and Chief Executive Officer of Palen/Kimball Company, a heating and air conditioning company, since 1980. He is a director of Valspar Corporation, a painting and coating manufacturing company. Mr. Palen is also a director of various private and non-profit corporations. Mr. Palen serves on the Audit Committee of the Board of Directors of the Company.

STEPHEN G. SHANK                                             Director since 1994

    Mr. Shank, 51, has been the President and Chief Executive Officer of Learning Ventures, Inc., a provider of education programs, since September 1991. Prior thereto, from 1988, he was Chairman and Chief Executive Officer of Tonka Corporation, a marketer and manufacturer of toy and game products. Mr. Shank is a director of National Computer Systems, Inc., an information services company, and Advance Circuits, Inc., a manufacturer of printed circuit boards and electronic interconnect devices. Mr. Shank is also a director of various private and non-profit corporations. Mr. Shank is the Chairman of the Audit Committee of the Board of Directors of the Company.

W. HALL WENDEL, JR.                                          Director since 1994

    Mr. Wendel, 52, is the Chairman and Chief Executive Officer of the Company and was Chief Executive Officer of PICC from 1987 through the conversion of Polaris Industries Partners L.P. to corporate form in 1994. From 1981 to 1987, Mr. Wendel was Chief Executive Officer of the predecessor of Polaris Industries Partners L.P., which was formed to purchase the snowmobile assets of the Polaris E-Z-GO Division of Textron, Inc. Before that time, Mr. Wendel was President of the Polaris E-Z-GO

Division for two years and prior thereto, held marketing positions as Vice President of Sales and Marketing and National Sales Manager since 1974. Mr. Wendel is Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors of the Company.

DIRECTORS' REMUNERATION

    Directors who are also full-time employees of the Company receive no additional compensation for service as directors. During fiscal year 1995, the Company intends to pay each nonemployee director an annual director's fee of $27,500, at least $5,000 of which will be payable in restricted stock of the Company. If the Deferred Compensation Plan for Directors described under Proposal No. 3 of this Proxy Statement is approved by shareholders, directors may then choose to defer the payment of fees as more fully described under Proposal No. 3 below.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held its first meeting on January 26, 1995. All directors were in attendance.

    The Board of Directors has designated three standing committees. The Executive Committee, consisting of Messrs. Wendel, Moe and Larson, reviews and makes recommendations to the Board of Directors regarding the strategic plans and allocation of resources of the Company and exercises the authority of the Board of Directors on specific matters as delegated to it from time to time. The Audit Committee, consisting of Messrs. Shank, Baltins and Palen, reviews and makes recommendations to the Board of Directors with respect to the financial and legal posture of the Company, recommends the appointment of independent public accountants,  reviews  the  reports  and  evaluations  of  the  Company's independent public accountants and monitors improvements of any financial reporting discrepancies, receives internal audit reports and ensures corrections are made on any financial reporting deficiencies, monitors adherence to established corporate policies and practices including standards of business conduct and initiates and monitors any special audits that it may deem appropriate. The Compensation Committee, consisting of Messrs. Dolan, Moe and Baltins, reviews and makes recommendations to the Board of Directors regarding the compensation of officers of the Company, employee profit sharing, stock-based incentives and other benefit plans and also provides recommendations to the Board of Directors regarding a management succession plan for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Polaris Industries Partners L.P., a partnership wholly owned by the Company, (the "Partnership"), leases office and warehouse space in a suburb of Minneapolis, Minnesota from 1225 North County Road 18 Limited Partnership (the "1225 Partnership"). Mr. Baxter, Vice President -- Engineering and Product Safety of the Company, Mr. Wendel and Mr. Moe are among the partners in the 1225 Partnership. Under the lease, which was entered into in 1983 and amended in 1990, the Partnership leases 60,127 square feet of warehouse space and 31,733 square feet of office space from the 1225 Partnership. The lease is on a "triple net" basis and provides for annual rent of $2.50 per square foot of warehouse space and $5.50 per square foot of office space and is adjusted annually by increases in the consumer price index, not to exceed 3.5% annually. Total lease payments for the years ending 1994, 1993 and 1992 were $456,000, $443,000 and $429,000 respectively. The term of the lease expires in 1997.

    Andris A. Baltins, a member of the Board of Directors, is also a member of the law firm of Kaplan, Strangis and Kaplan, P.A. which provided legal services to the Partnership and the Company in 1994. Of the approximately $12.3 million in fees and expenses incurred in connection with the conversion of the Partnership to corporate form in 1994, Kaplan, Strangis and Kaplan, P.A. was paid an aggregate amount of approximately $1 million. It is anticipated that Kaplan, Strangis and Kaplan, P.A. will provide certain legal services to the Company in 1995.

VOTING ARRANGEMENTS

    In connection with the conversion of the Partnership to corporate form, Mr. Wendel and Mr. Victor Atkins entered into an agreement dated as of August 25, 1994 which provides, among other things, that for so long as Mr. Atkins owns no less than 3% of the outstanding shares of the Common Stock, he will vote such shares in favor of the Company's nominees for election to the Board of Directors of the Company.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) reports that they file. Based upon a review of the copies of those reports furnished to the Company since December 22, 1994, the date the Partnership converted to corporate form, and written representations that no other reports were required, the Company believes that during 1994, all filing requirements applicable to its directors and executive officers were complied with except that the initial report by Mr. Dolan was inadvertently filed three days late.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

    Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1993 and 1992 of those persons who were, as of December 31, 1994, (i) the Chief Executive Officer and (ii) the four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1994 (the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                              --------------------------------------
                                                ANNUAL COMPENSATION                                        PAYOUTS
                                         ----------------------------------   RESTRICTED      AWARDS      ----------
                                                               OTHER ANNUAL     STOCK      ------------      LTIP       ALL OTHER
            NAME AND                      SALARY     BONUS     COMPENSATION    AWARD(S)    OPTIONS/SARS    PAYOUTS     COMPENSATION
       PRINCIPAL POSITION          YEAR    ($)       ($)(A)       ($)(B)        ($)(C)         (#)           ($)          ($)(D)
- ---------------------------------  ----  --------   --------   ------------   ----------   ------------   ----------   ------------
W. Hall Wendel, Jr.                1994  $240,000   $480,000       --         $ 282,000              0            $0   $     6,000
 Chairman of the Board             1993  $240,000   $328,800       --                $0              0            $0   $     7,075
 and Chief Executive Officer       1992  $240,000   $249,600       --                $0              0    $3,736,049   $     6,866
Kenneth D. Larson                  1994  $190,000   $437,000       --         $ 352,500              0            $0   $     6,000
 Chief Operating Officer           1993  $185,433   $278,149       --                $0              0    $  744,002   $     7,075
 and President                     1992  $183,750   $199,920       --                $0              0    $  858,297   $     6,866
John H. Grunewald                  1994  $170,000   $340,000       --         $ 352,500              0            $0   $     5,231
 Executive Vice President          1993  $ 42,500   $ 31,875       --         $ 337,500              0             0             0
 and Chief Financial Officer (E)   1992    N/A        N/A          --            N/A           N/A           N/A           N/A
Charles A. Baxter                  1994  $150,000   $205,500       --         $ 176,250              0            $0   $     6,000
 Vice President --                 1993  $150,000   $144,000       --                $0              0            $0   $     7,075
 Engineering and Product Safety    1992  $150,000   $118,500       --                $0              0    $1,245,335   $     6,866
Ed Skomoroh                        1994  $129,400   $177,281       --         $ 176,250              0            $0   $     6,000
 Vice President -- Sales           1993  $129,402   $121,636       --                $0              0    $  248,045   $     7,075
 and Marketing                     1992  $129,402   $102,228       --                $0              0    $  286,069   $     6,866

- ------------------------------
(A) Bonus payments are reported for the year in which the related services were performed.

(B) The Company provides health club memberships, club dues, financial planning and tax preparation, Execucare coverage, as well as standard employee medical, dental, and disability coverage to its senior executives. The value of all such "Other Annual Compensation" is less than the minimum of $50,000 or 10% of the total cash compensation for each person reported above.

(C)  On March  1, 1994  an aggregate  of 112,000  First Rights  were granted  to
     Polaris employees pursuant to the 1987 Management Ownership Plan, including
     8,000,  10,000,  10,000,  5,000,  and  5,000  for  Messrs.  Wendel, Larson,
     Grunewald, Baxter  and Skomoroh  respectively.  In addition,  10,000  First
     Rights were granted to Mr. Grunewald in September, 1993. These First Rights convert to stock on January 1, 1997 (50%) and the remainder convert on January 1, 1998 (50%). These are the total outstanding restricted shares or stock units held by the Chief Executive Officer and other four highest paid executive officers as of December 31, 1994. The share price at the close of business on December 31, 1994 was $51.625; therefore, the value of the total outstanding restricted shares for the Executive Officers at the end of the fiscal year was $413,000, $516,250, $1,032,500, $258,125 and
     $258,125  respectively, for  Messrs. Wendel, Larson,  Grunewald, Baxter and
     Skomoroh.

(D) Consists of Company matching contributions to the 401(k) retirement savings plan.

(E)  Mr. John H. Grunewald was hired on September 27, 1993.

    The Company did not maintain a stock option plan or stock appreciation rights plan during the fiscal year ended December 31, 1994. No awards were made by the Company to any Executive Officers under any long term incentive plans during the fiscal year ended December 31, 1994 other than the First Rights grants referred to in footnote (C) above.

    The Company does not maintain any defined benefit or actuarial pension plan under which benefits are determined primarily by final compensation and years of service.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

    An agreement with Mr. Wendel provides benefits in the event of death, disability, retirement or severance. If, during the term of his employment, Mr. Wendel becomes totally disabled, the Company will pay monthly disability payments of $4,167 during his lifetime until age 65. In the event of the death of Mr. Wendel during his employment or while receiving disability payments, the Company will pay Mr. Wendel's designated beneficiary a total of $500,000 in monthly payments over ten years. In the event of termination of employment without cause, the Company will pay a total of $500,000 in monthly installments over ten years commencing on Mr. Wendel's 65th birthday or, if later, retirement. In the event of voluntary termination of employment by Mr. Wendel, the Company will pay $50,000 for each full year of service (including the period during which disability payments are received) after September 14, 1982, up to $500,000 in monthly installments over ten years commencing on Mr. Wendel's 65th birthday or, if later, retirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors, which was established on December 22, 1994, consists of Beverly F. Dolan, Robert S. Moe and Andris A. Baltins. Mr. Moe was Executive Vice President and Treasurer of a predecessor of the Company from 1981 through 1992. Mr. Baltins is a member of the law firm of Kaplan, Strangis and Kaplan, P.A., which provided legal services to the Partnership and the Company during 1994. Of the approximately $12.3 million in fees and expenses incurred in connection with the conversion of the Partnership to corporate form in 1994, Kaplan, Strangis and Kaplan, P.A. was paid an aggregate amount of approximately $1 million. It is anticipated that Kaplan, Strangis and Kaplan, P.A. will provide certain legal services to the Company during 1995.

COMPENSATION COMMITTEE EXECUTIVE COMPENSATION PHILOSOPHY

    Levels of base compensation and participation in bonus and profit sharing pools for executive officers of the Partnership for 1994 were established by a compensation committee of the board of directors of the operating general partner of the Partnership. Members of that compensation committee do not currently serve as directors or officers of the Company.

    The Compensation Committee of the Board of Directors of the Company was established in December 1994. The Company's future compensation programs will be tied closely to Company performance and aimed at enabling the Company to attract and retain the best possible executive talent, aligning the financial interests of the Company's management with those of its shareholders and rewarding those executives commensurately with their ability to drive increases in shareholder value. It is anticipated that in the future, compensation for each of the Company's executive officers will consist of a base salary, an annual performance-based bonus, benefits, perquisites and stock options. Accordingly, the Board of Directors is recommending approval of the stock option plan described in Proposal 2.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

    The following graph compares the cumulative total investor return of the Partnership and the Company with the Standard and Poor's 500 Composite Stock Index and Media General's Sport Vehicles Industry Group Index. The graph assumes the investment of $100 on January 1, 1990 in units of Beneficial Assignment of Class A Limited Partnership Interests ("BACs") of the Partnership and the two indexes mentioned above, the reinvestment of all distributions and dividends, and the exchange of BACs for shares of Common Stock of the Company on December 22, 1994. The returns of the Partnership, the Company and each index have been weighted annually for their market capitalization on December 31st of each year.

    The  investor return  shown on  the graph  is not  necessarily indicative of future investor return. Additionally, some portion of the historical total cumulative investor return of the Partnership, attributable to its structure as a master limited partnership, may not be available in Polaris' present corporate structure. As a partnership, Polaris and its investors were subject to a single level of federal income taxation on partnership earnings at the investor level. The Company is subject to corporate taxation on earnings. In addition, its shareholders are subject to taxation on dividends to the extent of earnings and profits. Furthermore, as a partnership, Polaris followed a policy of distributing a substantial percentage of cash generated from operations to investors. The Board of Directors of the Company will consider a number of factors, including the after-tax earnings and the capital requirements of the Company, in declaring dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             POLARIS INDS.
                 INC.         SPORT VEHICLE INDEX   S&P 500 INDEX
1989                     100                  100              100
1990                  131.11                92.12            96.88
1991                  212.52               169.02           126.42
1992                  284.09               269.73           136.08
1993                  455.93               322.07            149.8
1994                   745.9               334.59           151.78

SOURCE: MEDIA GENERAL FINANCIAL SERVICES.

    The following table shows the cumulative total return values used in the above graph.

                                               1989       1990       1991       1992       1993       1994
                                             ---------  ---------  ---------  ---------  ---------  ---------
Polaris Industries Inc.....................  $  100.00  $  131.11  $  212.52  $  284.09  $  455.93  $  745.90
Sport Vehicle Index........................  $  100.00  $   92.12  $  169.02  $  269.73  $  322.07  $  334.59
S&P 500 Index..............................  $  100.00  $   96.88  $  126.42  $  136.08  $  149.80  $  151.78

SOURCE: MEDIA GENERAL FINANCIAL SERVICES

               PROPOSAL 2 -- APPROVAL OF POLARIS INDUSTRIES INC.
                             1995 STOCK OPTION PLAN

    On March 15, 1995, the Company's Board of Directors adopted and approved a new stock option plan for the Company, the Polaris Industries Inc. 1995 Stock Option Plan (the "Stock Option Plan") under which stock options awards may be made to employees of the Company. A copy of the Stock Option Plan is attached hereto as Annex A. The purpose of the Stock Option Plan is to promote the interests of the Company and its shareholders by establishing a direct link between the financial interests of participating employees and the performance of the Company and enabling the Company to attract and retain highly competent employees. The amount of benefits to be received under the Stock Option Plan by any particular person or group is not determinable at this time.

GENERAL PROVISIONS

    DURATION OF THE STOCK OPTION PLAN; SHARE AUTHORIZATION. The Stock Option Plan became effective on the date it was adopted by the Board of Directors, subject to the approval of the Company's shareholders, and it will remain effective until the tenth anniversary of the effective date unless terminated earlier by the Board of Directors. If shareholder approval is not obtained the Stock Option Plan will not be implemented.

    The maximum number of shares of Common Stock which may be issued or delivered and as to which awards may be granted under the Stock Option Plan will be 900,000 shares. No employee of the Company may receive options in respect of more than 400,000 shares in any calendar year. The exercise price for a stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant of such stock option.

    The shares of Common Stock to be issued or delivered under the Stock Option Plan will be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company. Shares of Common Stock covered by any unexercised portions of terminated options and shares of Common Stock subject to any awards which are otherwise surrendered by Stock Option Plan participants without receiving any payment or other benefit with respect thereto may again be subject to new awards under the Stock Option Plan.

    On March 13, 1995, the closing price of the Common Stock on the New York Stock Exchange was $46.50 per share.

    STOCK OPTION PLAN ADMINISTRATION. The Stock Option Plan is to be administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised solely of non-employee directors of the Company who are not eligible to participate in the Stock Option Plan. The Compensation Committee will determine the employees who will be eligible for and granted awards, determine the amount and type of awards, establish rules and guidelines relating to the Stock Option Plan, establish, modify and determine terms and conditions of awards and take such other action as may be necessary for the proper administration of the Stock Option Plan.

    STOCK OPTION PLAN PARTICIPANTS. Any employee of the Company may be selected by the Compensation Committee to receive an award under the Stock Option Plan. Presently, there are approximately 2,850 employees eligible to participate in the Stock Option Plan. The amount and type of awards to be made under the Stock Option Plan have not yet been determined.

AWARDS AVAILABLE UNDER STOCK OPTION PLAN

    Awards to employees under the Stock Option Plan may take the form of stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 ("Incentive Stock Options") and stock options which do not meet such requirements ("Nonqualified Stock Options"). The duration of each option will be determined by the Compensation Committee, but no option will be exercisable more than ten years after the date of grant. The exercise price for stock options must be at least equal to 100% of the fair market value of the Common Stock on the date of grant of such option. The exercise price will be payable in cash or in such other form as the Compensation Committee may approve in the applicable award agreement, including, without limitation, by a cashless exercise through a broker or the delivery to the Company of (i) a promissory note equal to the exercise price (but the par value of the shares must be paid in cash) or (ii) shares of Common Stock owned by the participant for at least six months.

    The options will be subject to restrictions on exercise, such as exercise in periodic installments or upon attainment of specified performance criteria, as determined by the Compensation Committee. Stock options granted under the Stock Option Plan will not be transferable except by will or the laws of descent and distribution and may be exercised only by a participant during his or her lifetime.

    Unless otherwise determined by the Compensation Committee and provided in the applicable option agreement, options will be exercisable within thirty days of any termination of employment other than termination due to disability, death or normal retirement (but not later than the expiration date of the option). The options will be exercisable within one year of a termination of employment by reason of disability, death or normal retirement (but not later than the expiration date of the option), but an Incentive Stock Option will not be exercisable more than three months after retirement.

TERMINATION AND AMENDMENT

    The Board may amend or terminate the Stock Option Plan at any time but, without an optionee's consent, no such action will affect or in any way impair the rights of such optionee under any award granted prior to such action, and no amendment will be made without the approval of the Company's shareholders if such approval is required to maintain the compliance of the Stock Option Plan with Rule 16b-3 of the Securities and Exchange Commission or Section 162(m) of the Internal Revenue Code of 1986.

ANTIDILUTION PROVISIONS

    The amount of shares authorized to be issued under the Stock Option Plan, and the terms of outstanding stock options, may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other capitalization change of similar effect.

WITHHOLDING OBLIGATIONS

    The Company has the right to deduct from an optionee's salary, bonus or other compensation any taxes required to be withheld with respect to options granted under the Stock Option Plan. Alternatively, an optionee can satisfy his or her withholding obligations under the Stock Option Plan by tendering shares of Common Stock owned by such optionee or reducing the number of shares issuable pursuant to the award.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the principal federal income tax consequences of awards under the Stock Option Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    An optionee is not subject to federal income tax either at the time of grant or at the time of exercise of an Incentive Stock Option. However, some optionees are subject to the "alternative minimum tax" and the amount by which the fair market value of the Common Stock subject to an

Incentive Stock Option on the date of exercise exceeds the exercise price will generally be added to the optionee's income for purposes of calculating his or her alternative minimum taxable income. If an optionee does not dispose of shares of Common Stock acquired through the exercise of an Incentive Stock Option within one year after their receipt and within two years after the date of grant of the Incentive Stock Option (either event, a "disqualifying disposition") the taxable income recognized upon the sale of such shares will be taxed at the long-term capital gains rate.

    The Company will not receive any tax deduction in connection with the exercise of an Incentive Stock Option unless there is a disqualifying disposition. If there is a disqualifying disposition, the optionee will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to an equal deduction for compensation expense. The tax will be imposed on the lesser of (i) the difference between the fair market value of the stock at the time of exercise and the exercise price or (ii) the amount of gain realized on the disposition. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

    If Nonqualified Stock Options are granted to an optionee, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company will receive a commensurate tax deduction at the time of exercise. When the optionee thereafter sells the shares, the difference between any amount realized on such sale and the fair market value of the shares at the time of exercise will be taxed as capital gain or loss, which will be short-term or long-term, depending on whether the applicable capital gain holding period has been satisfied.

BOARD RECOMMENDATION

    THE  BOARD   OF  DIRECTORS   UNANIMOUSLY  RECOMMENDS   THAT  THE   COMPANY'S
SHAREHOLDERS VOTE "FOR" APPROVAL OF THE STOCK OPTION PLAN.

               PROPOSAL 3 -- APPROVAL OF POLARIS INDUSTRIES INC.
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

    The Board of Directors approved the Polaris Industries Inc. Deferred Compensation Plan for Directors (the "Deferred Compensation Plan") on January 26, 1995, subject to approval of the Company's shareholders. A copy of the Deferred Compensation Plan is attached hereto as Annex B.

    The purposes of the Deferred Compensation Plan are to promote the interests of the Company and its shareholders by attracting, retaining and providing an incentive to non-employee directors by giving them an opportunity for tax deferral and the ability to acquire an increased proprietary interest in the Company, thereby more closely aligning the interests of directors with those of the shareholders of the Company, to encourage the highest level of director performance by providing directors with a direct interest in the Company's attainment of its financial goals and to provide a financial incentive that will help attract and retain the most qualified directors.

GENERAL PROVISIONS

    The Deferred Compensation Plan will become effective upon approval by the shareholders at the Annual Meeting and will remain effective until the close of business on the tenth anniversary of such approval, unless terminated earlier by the Board.

    Under the Deferred Compensation Plan, directors who are not officers or employees of the Company ("Outside Directors") will receive annual awards of Common Stock Equivalents and can elect to defer all or a portion of their cash directors' fees and have the deferred amounts deemed invested in additional Common Stock Equivalents. These "Common Stock Equivalents" are phantom stock units, i.e., each Common Stock Equivalent represents the equivalent of one share of Common

Stock. Dividends will be credited to Outside Directors as if the Common Stock Equivalents were outstanding shares of Common Stock. Such dividends will be converted into additional Common Stock Equivalents.

    As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director will automatically receive an award of Common Stock Equivalents having a fair market value of $1,250 ($3,750, in the case of the initial quarterly award to Outside Directors who are members of the Board on the date the Deferred Compensation Plan becomes effective). For purposes of the Deferred Compensation Plan, fair market value will be based on the closing price of the Common Stock on the New York Stock Exchange (or other stock exchange or stock quotation system on which the Common Stock is then listed or quoted) on the applicable date. A new Outside Director whose Board service begins between quarterly fee payment dates will receive a pro rated award for the first quarter.

    An Outside Director can also defer all or a portion of the retainer and/or meeting fees that would otherwise be paid to him or her in cash. Such deferred amounts will be converted into additional Common Stock Equivalents based on the then fair market value of the Common Stock.

    As soon as practicable after an Outside Director's Board service terminates, he or she will receive a distribution of a number of shares of Common Stock equal to the number of Common Stock Equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated Common Stock Equivalents.

    The Board of Directors can amend or terminate the Deferred Compensation Plan at any time. However, amendments must be approved by the Company's shareholders if shareholder approval is required in order for the Deferred Compensation Plan to meet applicable statutory or regulatory requirements.

    A maximum of 50,000 shares of Common Stock will be available for issuance under the Deferred Compensation Plan. Such shares will be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.

    The Chief Financial Officer of the Company will administer the Deferred Compensation Plan, but will have no discretion regarding the eligibility or amount and timing of awards.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the principal federal income tax consequences of the Deferred Compensation Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    Awards of Common Stock Equivalents, and amounts voluntarily deferred pursuant to the Deferred Compensation Plan and converted into Common Stock Equivalents, will not be taxable to the Outside Director until a distribution is made to the Outside Director or to his or her beneficiary. An Outside Director will recognize ordinary income in an amount equal to the amount of cash received or the fair market value of the shares of Common Stock distributed. The Company will be entitled to take a corresponding tax deduction for the tax year in which the Outside Director recognizes ordinary income. Any appreciation in value of Common Stock from the distribution date to the date the Outside Director disposes of such Common Stock will be taxed as capital gain, short-term or long-term, depending on the length of time the Common Stock was held.

BOARD RECOMMENDATION

    THE  BOARD   OF  DIRECTORS   UNANIMOUSLY  RECOMMENDS   THAT  THE   COMPANY'S
SHAREHOLDERS VOTE "FOR" APPROVAL OF THE DEFERRED COMPENSATION PLAN.

               PROPOSAL 4 -- APPROVAL OF POLARIS INDUSTRIES INC.
                          EMPLOYEE STOCK PURCHASE PLAN

    On January 26, 1995, the Company's Board of Directors adopted, subject to the approval of shareholders, the Polaris Industries Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). A copy of the Stock Purchase Plan is attached hereto as Annex C. The effective date of the Stock Purchase Plan is January 1, 1997 or such earlier date as the Board of Directors may determine. This deferred effective date is appropriate because the current organizational structure of the Company and its affiliates would preclude broad-based participation by employees at the present time. The amount of benefits to be received under the Stock Purchase Plan by any particular person or group is not determinable at this time.

DESCRIPTION OF PLAN

    Under the Stock Purchase Plan, options ("Purchase Options") to purchase up to an aggregate of 500,000 shares of Common Stock may be granted to eligible employees. Such shares may be authorized but unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.

    The Stock Purchase Plan is designed to help the Company in retaining and attracting personnel of outstanding competence by rewarding them for their achievements. The Stock Purchase Plan also is intended to encourage a sense of proprietary interest by such personnel by providing them with a means to acquire a shareholder interest in the Company.

    The Stock Purchase Plan will be administered by a committee appointed by the Board of Directors (the "Stock Purchase Plan Committee"). None of the members of the Stock Purchase Plan Committee will be eligible to purchase Common Stock under the Stock Purchase Plan. The Stock Purchase Plan Committee will establish such rules and procedures as are necessary or advisable to administer the Stock Purchase Plan. The interpretation and construction by the Stock Purchase Plan Committee of any provisions of the Stock Purchase Plan will be final.

    Each employee of the Company who is customarily employed on a full-time or part-time basis and who is regularly scheduled to work more than 20 hours per week will be eligible to participate in the Stock Purchase Plan after completing six months of employment. An employee may not receive a Purchase Option under the Stock Purchase Plan if, immediately after the Purchase Option is granted, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. Approximately 2,300 employees would be eligible to participate in the Stock Purchase Plan if it were to be implemented at the present time.

    In addition, no participant will be granted a Purchase Option under the Stock Purchase Plan or an option under any other employee stock purchase plan maintained by the Company to the extent that the participant's right to purchase shares of Common Stock under all such options would accrue at a rate at which the fair market value of the shares (determined at the time the option is granted) would exceed $25,000 for each calendar year in which any of the options granted to such employee is outstanding at any time. Also, unless the Stock Purchase Plan Committee otherwise determines, executive officers of the Company will not be eligible to participate in the Stock Purchase Plan.

    The Common Stock purchased under the Stock Purchase Plan will be paid for by payroll deductions. If an employee elects to participate in the Stock Purchase Plan, he or she must specify a percentage of base pay (up to a maximum of 10%) which the participant wants contributed to the Stock Purchase Plan on his or her behalf. These payroll deductions will be credited to a bookkeeping account established in the employee's name. A participating employee may change his or her payroll contributions as of the first day of any calendar quarter.

    On the first day of each month, a participant will be deemed to have been granted a Purchase Option for the maximum number of whole shares of Common Stock that can be purchased at the applicable option price with the payroll deductions credited to his account for that month. Each participant automatically and without any act on his or her part will be deemed to have exercised each of his or her Purchase Options on the last day of each month. The number of shares of Common Stock subject to each Purchase Option equals the quotient of the balance credited to the Participant's account as of the last day of the month divided by the option price, except that fractional shares will not be issued. The applicable option price will be an amount equal to 85% of the averages of the closing prices per share of Common Stock on the New York Stock Exchange (or other stock exchange or stock quotation system on which the Common Stock is then quoted or traded) as of the first day and the last day of the month. Any balance remaining in a participant's account at the end of a calendar year after payment of the option price for shares purchased pursuant to the Stock Purchase Plan during that year will be promptly refunded to the participant.

    Shares of Common Stock purchased by a participant under the Stock Purchase Plan will be held in trust by a trustee until withdrawn by the participant. A participant may withdraw in whole, but not in part, from the Stock Purchase Plan at any time. Upon such a withdrawal, all cash and shares of Common Stock credited to the Participant's account will be promptly delivered to the participant. A participant who withdraws from the Stock Purchase Plan will not be eligible to participate in the Stock Purchase Plan for a period of at least six months after the date of withdrawal.

    If any participant's employment with the Company terminates for any reason, any unexercised Purchase Option granted to such participant will terminate as of the date of the termination of the participant's employment. The Company promptly will refund to the participant the amount of payroll deductions then credited to the participant's account, and will deliver to the participant one or more stock certificates representing the number of shares of Common Stock credited to the participant under the Plan.

    Purchase Options granted under the Stock Purchase Plan will not be transferable otherwise than by will or the laws of descent and distribution, and will be exercisable during the participant's lifetime only by the participant.

    The Board of Directors has the authority to terminate or amend the Stock Purchase Plan, but approval by the Company's shareholders will be required to
(i) increase the number of shares issuable under the Stock Purchase Plan (other than as provided in the next paragraph), (ii) amend the eligibility provisions of the Stock Purchase Plan or (iii) permit members of the Stock Purchase Plan Committee to participate. The Stock Purchase Plan will automatically terminate at the close of business on the tenth anniversary of the effective date, unless terminated sooner by action of the Board of Directors.

    The number and kind of shares subject to, and the option price of, outstanding Purchase Options, and the number of shares of Common Stock remaining available for issuance under the Stock Purchase Plan, may be appropriately adjusted to reflect the impact of certain significant events involving the Company, such as mergers, recapitalizations, stock splits and the like.

FEDERAL INCOME TAX CONSEQUENCES

    The Stock Purchase Plan is intended to be an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986. The federal income tax consequences to an employee who participates in the Stock Purchase Plan generally are summarized below. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    A participant must pay Federal income and Federal Insurance Contributions Act (FICA) taxes on amounts that are deducted from his or her pay to purchase Common Stock under the Stock Purchase Plan. However, a participant will not be subject to tax upon the receipt of a Purchase Option under the Stock Purchase Plan or upon the purchase of shares of Common Stock pursuant to the Purchase Option.

    If the participant disposes of the shares acquired pursuant to a Purchase Option more than two years following the date of grant of the Purchase Option and more than one year following the date of exercise of the Purchase Option, then the amount realized upon the disposition of the shares will be taxed as long-term capital gain; provided, however, that upon such disposition (or in the event of the participant's death while owning the shares) the participant will recognize as ordinary income (rather than capital gain) an amount equal to the lesser of: (i) the difference between the fair market value of the shares as of the date of grant of the Purchase Option and the option price paid for the shares, or (ii) the difference between the fair market value of such shares on the date as of which the shares were sold and the option price paid for the shares.

    If the participant disposes of the shares before the one-year and two-year holding requirements are met, in the year of disposition he will recognize ordinary income equal to the difference between (i) the fair market value of the shares as of the date of exercise or the amount realized upon disposition of the shares, whichever is less, and (ii) the option price paid for the shares. Any additional amount realized upon disposition of the shares will be taxed as either short-term or long-term capital gain, depending upon how long the shares were held.

    The Company will be entitled to a Federal income tax deduction with respect to the Stock Purchase Plan only if and when a participant disposes of Common Stock before the one and two-year holding periods are met. The amount of this deduction will equal the amount of ordinary income that the participant recognizes in connection with such disposition.

BOARD RECOMMENDATION

    THE  BOARD   OF  DIRECTORS   UNANIMOUSLY  RECOMMENDS   THAT  THE   COMPANY'S
SHAREHOLDERS VOTE "FOR" APPROVAL OF THE STOCK PURCHASE PLAN.

                               NEW PLAN BENEFITS

    The following table shows plan benefits that would accrue to or be allocated to each of the five named Executive Officers, all executives as a group, all non-executive directors as a group and all non-executive officer employees as a group under the three plans proposed for approval at the Annual Meeting.

                                                                                 DEFERRED
                                                                 STOCK OPTION  COMPENSATION       STOCK
                       NAME AND POSITION                             PLAN          PLAN       PURCHASE PLAN
- ---------------------------------------------------------------  ------------  -------------  -------------
W. Hall Wendel, Jr.
  Chairman of the Board and Chief Executive Officer                   *               N/A           *
Kenneth D. Larson
  Chief Operating Officer and President                               *               N/A           *
John H. Grunewald
  Executive Vice President and Chief Financial Officer                *               N/A           *
Charles A. Baxter
  Vice President -- Engineering and Product Safety                    *               N/A           *
Ed Skomoroh
  Vice President -- Sales and Marketing                               *               N/A           *
Executive Group (including the five named executives above)           *               N/A           *
Non-Executive Director Group (five persons)                          N/A        $  37,500**        N/A
All Non-Executive Officer Employees as a Group                        *                N/A          *

- ------------------------
 * The amount of benefits to be received under the Stock Option Plan and the Stock Purchase Plan by any particular person or group is not determinable at this time.

** This represents the aggregate award date value of Common Stock equivalents to be awarded to the group of five Outside Directors for the first four quarterly fee payment dates following the effective date of the Deferred
     Compensation Plan. Each Outside Director can also defer all or a portion of the annual retainer that would otherwise be payable to him or her in cash under the Deferred Compensation Plan and have such deferred amounts deemed to be invested in Common Stock Equivalents.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company was formed in 1994 for purposes of converting the Partnership to corporate form. McGladrey and Pullen, LLP are the Company's independent public accountants for the fiscal year ended December 31, 1994 and have been the accountants for the Company's predecessor since 1987. The Board of Directors has not, as of the date hereof, selected independent public accountants for the current year. Representatives of McGladrey and Pullen, LLP will be present at the Annual Meeting, afforded an opportunity to make a statement and available to respond to appropriate questions.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Any proposal of a shareholder intended to be presented at the Company's 1996 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company's proxy statement relating to the 1996 Annual Meeting, by December 1, 1995.

                                 OTHER MATTERS

    The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

                             ADDITIONAL INFORMATION

    A copy of the Annual Report of the Company for the year ended December 31, 1994, has also been mailed under this cover to each shareholder. Additional copies of the Annual Report, the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from John H. Grunewald, the Executive Vice President, Chief Financial Officer and Secretary of the Company.

    The Polaris Industries Inc. Annual Report on Form 10-K, on file with the Securities and Exchange Commission, may be obtained without charge, upon request to Polaris Industries Inc., 1225 Highway 169 North, Minneapolis, Minnesota 55441, attention: Investor Relations. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

    The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting, the form of proxy and other material which may be sent to the shareholders will be borne by the Company. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York New York 10005, to aid in the solicitation of proxies. For these services, the Company will pay D.F. King & Co., Inc. a fee of $10,000 and reimbursement of its expenses. In addition, directors, officers and regular employees of the Company, at no additional compensation, may solicit proxies by telephone, facsimile, telegram or in person. Upon request, the Company will reimburse brokers and other persons holding shares of Common Stock for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's Common Stock to give proxies.

                                          By Order of the Board of Directors

                                                [LOGO]
                                          John H. Grunewald
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER
                                          AND SECRETARY

March 30, 1995

                                    ANNEX A
                            POLARIS INDUSTRIES INC.
                             1995 STOCK OPTION PLAN

 1. PURPOSE OF THE PLAN
    The purpose of the Polaris Industries Inc. 1995 Stock Option Plan (the "PLAN") is to promote the interest of Polaris Industries Inc. (the "COMPANY") and its subsidiaries (the "SUBSIDIARIES") by (i) attracting and retaining employees of outstanding ability, (ii) motivating employees, by means of performance-related incentives, to achieve longer-range performance goals and
(iii) enabling employees to participate in the long-term growth and financial success of the Company.

 2. ADMINISTRATION
    The Plan shall be administered by the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD"). The Committee shall have the sole and absolute power, authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Committee shall be final and binding. To the extent permitted by law, members of the Committee shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

 3. INCENTIVE AND NONQUALIFIED STOCK OPTIONS
    Awards under the Plan may be in the form of stock options ("OPTIONS") which qualify as "incentive stock options" ("INCENTIVE STOCK OPTIONS") within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended (the "CODE"), or stock options which do not so qualify ("NONQUALIFIED STOCK OPTIONS"). Each award of an Option shall be designated in the applicable award agreement as an Incentive Stock Option or a Nonqualified Stock Option, as appropriate.

 4. SHARES SUBJECT TO THE PLAN
    Options in respect of an aggregate of up to 900,000 shares of the Common Stock of the Company, par value $.01 per share (the "COMMON STOCK"), shall be available for award under the Plan. In any calendar year during the term of this Plan, no employee shall be awarded Options in respect of more than 400,000 shares of Common Stock. No more than 900,000 shares of Common Stock may be issued pursuant to Incentive Stock Option awards. If any Option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such Option but as to which the Option had not been exercised shall again be available under the Plan. Shares issuable under the Plan shall be made available from authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.

 5. PARTICIPANTS; OPTION AWARDS
    The Committee shall determine and designate from time to time those employees of the Company and the Subsidiaries who shall be awarded Options under the Plan and the number of shares of Common Stock to be covered by each such Option. In making its determinations, the Committee shall take into account the present and potential contributions of the respective employees to the success of the Company and the Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Each Option award shall be evidenced by an award agreement in such form as the Committee shall approve from time to time.

 6. FAIR MARKET VALUE
    For all purposes under the Plan, the term "FAIR MARKET VALUE" shall mean, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NASDAQ/NMS or NASDAQ, or is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

 7. EXERCISE PRICE

    Options shall be granted at an exercise price of not less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation (a "10% HOLDER") shall be granted at an exercise price of not less 110% of the Fair Market Value of the underlying shares of Common Stock on the date of grant.

 8. OPTION PERIOD

    The Committee shall determine the period or periods of time within which Options may be exercised by participants, in whole or in part, provided, however, that the term of an Option shall not exceed ten years from the date of grant; and provided further, however, that the term of an Incentive Stock Option granted to a 10% Holder shall not exceed five years from the date of grant.

 9. OTHER TERMS AND CONDITIONS

    The Committee shall have the discretion to determine terms and conditions, consistent with this Plan, that will be applicable to Options granted hereunder. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions. The aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant become exercisable for the first time in any single calendar year shall not exceed $100,000. The Committee shall have the discretion to accelerate the exercise date of an Option whenever it decides, in its absolute discretion, that such action is in the best interests of the Company and is equitable to the participant.

10. PAYMENT FOR COMMON STOCK

    Full payment for shares of Common Stock purchased upon the exercise of the Option shall be made at the time the Option is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve in the applicable award agreement, including, without limitation, payment in accordance with a cashless exercise program under which, if so instructed by the participant, shares may be issued directed to the participant's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or by the delivery to the Company by the participant of
(i) a full recourse promissory note containing such terms as the Committee may determine or (ii) shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Option, valued at the Fair Market Value of such shares on the date of exercise; provided, however, that if payment is made pursuant to clause (i), the par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held except to the extent such Options have been exercised.

11. TERMINATION OF OPTIONS

    Unless otherwise determined by the Committee and provided in the applicable award agreement or an amendment thereto, a participant shall be entitled to exercise the participant's Options, to the extent such Options were exercisable on the date of termination, for a period of (a) 30 days (but not after the scheduled expiration date of such Options) following the date of termination of the participant's employment for any reason other than the participant's disability (within the meaning of Section 22(e)(3) of the Internal Revenue
Code), death or retirement on or after his normal retirement age in accordance with the Company's retirement policy for officers and/or employees, as appropriate, and (b) one year (but not after the scheduled expiration date of such Options) following the date of termination of employment by reason of the participant's disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), death or retirement on or after his normal retirement age in accordance with the Company's retirement policy for employees; provided, however, that an Incentive Stock Option shall not be exercisable more than three months after the participant's retirement.

12. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

    In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of substantially all of the assets of the Company, substantial distributions to stockholders, merger, consolidation or other corporate transactions which would result in a substantial dilution or enlargement of the rights or economic benefits inuring to participants hereunder, the Committee shall make such equitable adjustments as it may deem appropriate in the Plan and the outstanding Options, including, without limitation, any adjustment in the total number of shares of Common Stock which may thereafter be available under the Plan.

13. NONASSIGNABILITY

    Options shall not be transferable other than by will or the laws of descent and distribution and are exercisable during participant's lifetime only by the participant.

14. WITHHOLDING

    The Company shall have the right to deduct from all amounts paid to a participant in cash as salary, bonus or other compensation any taxes required by law to be withheld in respect of Options under this Plan. In the Committee's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant upon exercise of an Option, or to tender to the Company, the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

15. CONSTRUCTION OF THE PLAN

    The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

16. AMENDMENT

    The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or awards granted hereunder with Rule 16b-3 of the Securities and Exchange Commission or the deductibility limits of Section 162(m) of the Code. The Board may not alter or impair any Options previously granted under the Plan without the consent of the holders thereof, except in accordance with the provisions of Paragraph 12.

17. EFFECTIVE DATE; TERMINATION OF PLAN

    The Plan shall become effective on the date on which it is adopted by the Board of Directors, subject to the approval of the Plan the stockholders of the Company. The Plan shall terminate on the tenth anniversary of the effective date, unless it is sooner terminated by the Board. The Board may terminate the Plan at any time, in whole or in part, in its sole discretion. Termination of the Plan shall not affect Options previously granted under the Plan.

                                    ANNEX B
                            POLARIS INDUSTRIES INC.
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

SECTION 1.  INTRODUCTION

    1.1 ESTABLISHMENT. Polaris Industries Inc., a Minnesota corporation (the "Company"), hereby establishes the Polaris Industries Inc. Deferred Compensation Plan for Directors (the "Plan") for those directors of the Company who are neither officers nor employees of the Company. The Plan provides (i) for the grant of awards in the form of Common Stock Equivalents to Directors and (ii) the opportunity for Directors to defer receipt of all or a part of their cash compensation and thereby be credited with additional Common Stock Equivalents.

    1.2 PURPOSES. The purposes of the Plan are to align the interests of Directors more closely with the interests of other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

    1.3 EFFECTIVE DATE. This Plan shall be effective upon approval of the Plan by a vote of a majority of shares of Stock represented in person or by proxy at an annual meeting of the Company's shareholders.

SECTION 2.  DEFINITIONS

    2.1  DEFINITIONS.   The following  terms shall have  the meanings set  forth
below:

        (a) "Board" means the Board of Directors of the Company.

        (b) "Change in Control" means any of the events set forth below:

           (i) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of voting securities of the Company in excess of 30% of the voting securities of the Company unless such acquisition has been approved by the Board; or

           (ii) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (A) persons who were members of the Board on the effective date of the Plan and (B) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (A) and/or (B) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (A); or

          (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the voting securities of the Company immediately prior to such reorganization, merger of consolidation, as the case may be; or

          (iv) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

        (c) "Chief Financial Officer" means the Chief Financial Officer of the Company.

        (d) "Common Stock Equivalent" means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

        (e) "Common Stock Equivalent Award" means an award of Common Stock Equivalents granted to a Director pursuant to Section 5.1 of the Plan.

        (f) "Deferred Stock Account" means the bookkeeping account established by the Company in respect to each Director pursuant to Section 5.4 hereof and to which shall be credited Common Stock Equivalents pursuant to the Plan.

        (g) "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

        (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (i) "Fair Market Value" means as of any applicable date: (i) if the Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.'s NASDQ National Market System ("NASDQ/NMS"), the closing price, regular way, of the Stock on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on the NASD Electronic Bulletin Board, the Fair Market Value of the Stock as determined in good faith by the Chief Financial Officer.

        (j) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (k) "Stock" means the $.01 par value common stock of the Company.

        (l) "Quarterly Payment Date" means each of the four dates each year on which the Company pays retainer fees to Directors.

    2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

SECTION 3.  PLAN ADMINISTRATION

    The Plan shall be administered by the Chief Financial Officer. Subject to the limitations of the Plan, the Chief Financial Officer shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as he or she shall deem appropriate, (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Chief Financial Officer shall have no authority, discretion or power to select the Directors who will receive awards pursuant to the Plan, determine the awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such awards are to be granted, established the duration and nature of awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The Chief Financial Officer's determinations on matters within his or her authority shall be conclusive and binding upon the Company and other persons. The Plan shall be interpreted and implemented in a manner so that Directors will not fail, by reason of the Plan or its implementation, to be "disinterested persons" within the meaning of Rule 16b-3 under Section 16 of the Exchange Act, as such rule may be amended.

SECTION 4.  STOCK SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES. There shall be authorized for issuance under the Plan in accordance with the provisions of the Plan 50,000 shares of Stock. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.

    4.2 OTHER SHARES OF STOCK. Any shares of Stock that are subject to a Common Stock Equivalent and for any reason are not issued to a Director shall automatically become available again for use under the Plan.

    4.3 ADJUSTMENTS UPON CHANGES IN STOCK. If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Chief Financial Officer (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Chief Financial Officer in the terms of Common Stock Equivalents under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Chief Financial Officer in his or her discretion determines.

SECTION 5.  COMMON STOCK EQUIVALENT AWARDS

    5.1 GRANTS OF COMMON STOCK EQUIVALENT AWARDS. Common Stock Equivalents having a Fair Market Value on the date of grant equal to $1,250 shall be granted automatically, as of each Quarterly Payment Date, to each Director who is entitled to receive a retainer fee on such date; provided, however, that in the case of the first Quarterly Payment Date applicable to any person who is a Director on the date the Plan becomes effective, $3,750 shall be substituted for $1,250 in the foregoing provision. If a person becomes a member of the Board between Quarterly Payment Dates, whether by action of the shareholders of the Company or the Board, such person shall be granted automatically, as of the date his or her Board service commences, a pro rata Common Stock Equivalent Award equal to a full Award (determined pursuant to the immediately preceding sentence as if the date such Director began serving on the Board was a Quarterly Payment
Date) multiplied by a fraction (not in excess of 1.0), the numerator of which is the number of days during the period beginning with the date upon which such Director commences Board service and ending with the next following Quarterly
Payment Date, and the denominator of which is the total number of days during the period beginning on the Quarterly Payment Date immediately preceding the commencement of Board service by the Director and ending on the next following Quarterly Payment Date.

    5.2 DEFERRAL ELECTIONS. A Director may elect to defer receipt of all or a specified portion of the annual retainer and/or meeting fees otherwise payable in cash to the Director for serving on the Board or any committee thereof. A Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Chief Financial Officer. The notice shall include: (i) the percentage of meeting fees or annual retainer to be deferred, and (ii) the time as of which deferral is to commence. Amounts deferred by a Director pursuant to this Section 5.2 shall be converted into Common Stock Equivalents in accordance with Section 5.4.

    5.3 TIME FOR ELECTING DEFERRAL. Any election to defer annual retainer and/or meeting fees shall be made prior to the date such fees are earned by the Director. Any subsequent election to (i) alter the portion of such amounts deferred or (ii) revoke an election to defer such amounts, must be made no later than six months prior to the time such compensation is earned by the Director and credited to the Director's Deferred Stock Account pursuant to Section 5.4 hereof.

    5.4 DEFERRED STOCK ACCOUNTS. A Deferred Stock Account shall be established for each Director. Fees deferred by a Director shall be credited to such Account as of the date such amounts would have otherwise been paid in cash to the Director, and shall be converted, based on Fair Market Value as of the date such amounts would have otherwise been paid in cash to the Director, into additional Common Stock Equivalents. A Director's Deferred Stock Account shall also be credited with dividends and other distributions pursuant to Section 5.5.

    5.5   HYPOTHETICAL  DIVIDENDS ON  COMMON STOCK  EQUIVALENTS.   Dividends and
other distributions on Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to the Deferred Stock Account in respect of cash dividends and any other securities or property issued on the Stock in connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the Fair Market Value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Fractional shares shall be credited to a Director's Deferred Stock Account cumulatively but the balance of shares of Common Stock Equivalents in a Director's Deferred Stock Account shall be rounded to the next highest whole share for any payment to such Director pursuant to Section 5.7 hereof.

    5.6 STATEMENT OF ACCOUNTS. A statement will be sent to each Director as to the balance of his or her Deferred Stock Account at least once each calendar year.

    5.7 PAYMENT OF ACCOUNTS. A Director shall receive a distribution of his or her Deferred Stock Account as soon as practicable following his or her termination of services as a Director. Such distribution shall consist of one share of Stock for each Common Stock Equivalent credited to such Director's Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution.

    5.8 PAYMENTS TO A DECEASED DIRECTOR'S ESTATE. In the event of a Director's death before the balance of his or her Deferred Stock Account is fully paid to him, payment of the balance of the Director's Deferred Stock Account shall then be made to his estate in the time and manner selected by the Chief Financial Officer in the absence of a designation of a beneficiary pursuant to Section 5.9 hereof. The Chief Financial Officer may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Deferred Stock Account be paid to his estate in the manner requested by such application.

    5.9 DESIGNATION OF BENEFICIARY. A Director may designate a beneficiary on a form approved by the Chief Financial Officer.

    5.10 CHANGE IN CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event a Change in Control of the Company occurs, within ten
(10) days of the date of such Change in Control, each Director shall receive a lump sum distribution in cash equal to the value of all Common

Stock Equivalents credited to such Director's Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution (based upon the highest Fair Market Value during the 30 days immediately preceding the Change in Control).

SECTION 6.  ASSIGNABILITY

    The right to receive payments or distributions hereunder shall not be transferable or assignable by a Director other than by will or the laws of descent and distribution.

SECTION 7.  PLAN TERMINATION, AMENDMENT AND MODIFICATION

    The Plan shall automatically terminate at the close of business on the tenth anniversary of the effective date unless sooner terminated by the Board. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, and, provided further that no amendment or modification shall be made more than once every six months that would change the amount, price or timing of the Common Stock Equivalent Awards, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

SECTION 8.  GOVERNING LAW

    The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.

                                    ANNEX C
                            POLARIS INDUSTRIES INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                              ARTICLE I -- PURPOSE

1.01  PURPOSE

    The Polaris Industries Inc. Employee Stock Purchase Plan (the "PLAN") is intended to provide a method whereby employees of Polaris Industries Inc. and its subsidiary corporations (the "COMPANY") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock, par value $.01 per share ("COMMON STOCK") of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                           ARTICLE II -- DEFINITIONS

2.01  BASE PAY

    "Base Pay" shall mean a participant's wages, salary and other cash remuneration from the Company. The term "Base Pay" is intended to coincide with the definition of "Covered Compensation" as defined in the 401(k) Retirement/Savings Plan of Polaris.

2.02  COMMITTEE

    "Committee" shall mean the committee described in Article IX.

2.03  EMPLOYEE

    "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company or a Participating Subsidiary and is regularly scheduled to work more than 20 hours per week.

2.04  FAIR MARKET VALUE

    "Fair Market Value" shall mean, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NASDAQ/NMS or NASDAQ, or is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

2.05  FUND ACCOUNT

    "Fund Account" shall mean the bookkeeping account established for each participant to which the participant's payroll deductions shall be credited.

2.06  INVESTMENT ACCOUNT

    "Investment Account" shall mean the bookkeeping account established for each participant to which Common Stock purchased by the participant under the Plan shall be credited.

2.07  PARTICIPATING SUBSIDIARY

    "Participating Subsidiary" shall mean any corporation which (i) is a "subsidiary corporation" of Polaris as that term is defined in section 424 of the Code and (ii) is designated as a participating employer under the Plan by the Board of Directors of the Company.

2.08  TRUSTEE

    "Trustee" shall mean the person(s) or institution designated by the Board of Directors of the Company as trustee of the Plan, and any successors thereto.

                  ARTICLE III -- ELIGIBILITY AND PARTICIPATION

3.01  INITIAL ELIGIBILITY

    Any Employee who shall have completed six months of employment with the Company or a Participating Subsidiary and shall be employed by the Company or a Participating Subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in the Plan for calendar months which commence on or after such six month period is completed.

3.02  RESTRICTIONS ON PARTICIPATION

    Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan:

        (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

        (b) which permits  his or her  rights to purchase  stock under all  Code section 423 employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; or

        (c)  if  such Employee  is an  officer  of the  Company for  purposes of section 16 of the Securities Exchange Act of 1934, as amended, unless the Committee, in its sole discretion, determines that such officers shall be eligible to participate in the Plan.

3.03  COMMENCEMENT OF PARTICIPATION

    An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company. Participation in the Plan and payroll deductions for a participant shall commence on the first day of the month following the date his or her authorization for a payroll deduction is filed. A participant's payroll deduction authorization shall remain in effect unless amended or terminated by the participant as provided in Section 4.03 or
Article VII.

3.04  SPECIAL PARTICIPATION WITH RESPECT TO PROFIT SHARING DISTRIBUTION

    With the approval of the Committee, eligible Employees may be permitted to participate in the Plan on a separate basis with respect to the participant's distribution from the Polaris Industries Inc. Profit Sharing Plan (in addition to any level of participation pursuant to the eligible Employee's regular payroll deduction election) by completing an authorization for a deduction from the profit sharing distribution on the form provided by the Company and filing it with the office of the Treasurer of the Company on or before the date set therefor by the Committee. References herein to "payroll" deductions shall be deemed to include any amounts deducted from a participant's profit sharing distribution.

                        ARTICLE IV -- PAYROLL DEDUCTIONS

4.01  AMOUNT OF DEDUCTION

    At the time a participant files his authorization for payroll deduction, he or she shall elect to have deductions made from his or her Base Pay on each payday during the time he or she is a participant computed as a percentage of his Base Pay, not to exceed a maximum of ten percent.

4.02  PARTICIPANT'S FUND ACCOUNT

    All payroll deductions made for a participant shall be credited to a Fund Account established in his or her name under the Plan. A participant may not make any separate cash payment into such account. No interest shall be credited or paid on amounts credited to participants' Fund Accounts under the Plan.

4.03  CHANGES IN PAYROLL DEDUCTIONS

    A  participant may discontinue his participation  in the Plan as provided in
Article VII, and may change his or her payroll deduction percentage as of the first day of any calendar quarter.

                              ARTICLE V -- OPTIONS

5.01  NUMBER OF OPTIONS

    On the first day of each month, a participant shall be deemed to have been granted an option to purchase a maximum number of whole shares of Common Stock as can be purchased at the applicable option price (as described in Section 5.02) with payroll deductions credited to his or her Fund Account during such month.

5.02  OPTION PRICE

    The option price of Common Stock purchased with payroll deductions made for a participant shall be 85% of the average of the Fair Market Values of the Common Stock on the date such option is granted (as set forth in Section 5.01) and the date such option is exercised (as set forth in Section 6.01).

5.03  OPTION PERIOD

    All options which shall be deemed granted under Section 5.01 of this Plan as of the first day of a month shall be automatically exercised in accordance with
Section 6.01 unless sooner terminated in accordance with Article VII.

                       ARTICLE VI -- EXERCISE OF OPTIONS

6.01  AUTOMATIC EXERCISE

    Unless a participant sooner withdraws from the Plan as provided in Article VII, his option for the purchase of Common Stock with payroll deductions credited to his or her Fund Account will be deemed to have been exercised automatically on the last day of each calendar month, for the purchase from the Company of the number of whole shares of Common Stock which the accumulated payroll deductions credited to his or her Fund Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the participant pursuant to
Section 5.01). Any excess amount credited to a participant's Fund Account at the end of the calendar year will be promptly returned to him or her.

6.02  FRACTIONAL SHARES

    The shares of Common Stock purchased by a participant upon the deemed exercise of his option as specified above shall not include fractional shares. Amounts credited to a participant's Fund Account which would have been used to purchase fractional shares shall remain credited to such Fund Account until subsequently used to purchase shares or paid to the participant or his or her beneficiary in accordance with Section 6.01 or Article VII.

6.03  INVESTMENT ACCOUNTS

    All shares of Common Stock purchased under the Plan shall be maintained by the Trustee in separate Investment Accounts for participants. All cash dividends paid with respect to the shares so purchased shall be reinvested in Common Stock and added to the shares held for a participant in his or her Investment Account.

                           ARTICLE VII -- WITHDRAWAL

7.01  IN GENERAL

    A participant may withdraw payroll deductions credited to his or her Fund Account and the shares of Common Stock credited to his or her Investment Account under the Plan at any time by giving written notice of withdrawal to the Treasurer of the Company. All of the cash credited to his or her Fund Account and not used to buy Common Stock shall be paid to the participant and one or more stock certificates representing the shares of Common Stock credited to his or her Investment Account shall be delivered to the participant promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay except as provided in Section 7.02. Upon such a withdrawal, all unexercised options of the participant shall immediately terminate.

7.02  EFFECT ON SUBSEQUENT PARTICIPATION

    If  a participant  withdraws from participation  in the Plan  as provided in
Section 7.01, such participant shall not be eligible to participate in the Plan for a period of time following the date of such withdrawal. If the withdrawal occurs during the period from January 1 to June 30 of a year, participation may begin again no earlier than January 1 of the next year. If the withdrawal occurs during the period from July 1 to December 31 of a year, participation may begin again no earlier than July 1 of the next year.

7.03  TERMINATION OF EMPLOYMENT

    Upon termination of the participant's employment for any reason, including retirement, his or her unexercised options shall immediately terminate and the payroll deductions credited to his or her Fund Account and not used to buy Common Stock will be paid to him or her, and one or more stock certificates representing the shares of Common Stock credited to his or her Investment
Account will be delivered to the participant, or, in the case of his or her death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 10.01.

                          ARTICLE VIII -- COMMON STOCK

8.01  MAXIMUM NUMBER OF SHARES

    The maximum number of shares of Common Stock which the Company shall have authority to issue under this Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.04, shall be 500,000 shares. Such shares may be authorized but unissued shares or reacquired shares of Common Stock, as the Company shall determine. If the total number of shares for which options are exercised on any exercise date exceeds the maximum number of shares available, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Fund Account of each participant under the Plan shall be returned to him or her as promptly as possible.

8.02  PARTICIPANT'S INTEREST IN OPTION STOCK

    The participant will have no interest in Common Stock covered by his or her option until such option has been exercised.

8.03  REGISTRATION OF STOCK

    Shares of Common Stock purchased under the Plan will be held by the Trustee for the benefit of participants, until withdrawn by the participant in accordance with Article VII. Upon such withdrawal, the shares shall be registered in the name of the participant, or, if the participant so directs by written notice to the Treasurer of the Company, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

8.04  RESTRICTIONS ON EXERCISE

    The Board of Directors of the Company may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, on a stock exchange, and that either:

        (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

        (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

                          ARTICLE IX -- ADMINISTRATION

9.01  APPOINTMENT OF COMMITTEE

    The Board of Directors of the Company shall appoint a Committee to administer the Plan. No member of the Committee shall be eligible to purchase Common Stock under the Plan.

9.02  AUTHORITY OF COMMITTEE

    Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

9.03  RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE

    The Board of Directors of the Company may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of the members of the Committee shall constitute the vote of a quorum. All determinations of the Committee shall be made by a majority of its members present. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                           ARTICLE X -- MISCELLANEOUS

10.01  DESIGNATION OF BENEFICIARY

    A participant may file a written designation of a beneficiary who is to receive any cash and shares of Common Stock credited to the participant's Investment and Fund Accounts upon the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such cash and shares of Common Stock to such beneficiary.

In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such cash and shares of Common Stock to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash and shares of Common Stock to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the cash and shares of Common Stock credited to the participant under the Plan.

10.02  TRANSFERABILITY

    During a participant's lifetime, his or her options can only be exercised by him or her. Neither the amounts credited to a participant's Fund Account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.01.

10.03  USE OF FUNDS

    All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such amounts.

10.04  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    (a) If the outstanding shares of Common Stock are increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are available for issuance under the Plan or subject to purchase under outstanding options and on the option exercise price or prices applicable to outstanding options. No adjustments shall be made for stock dividends. For the purposes of this paragraph, any distribution of shares to shareholders in an amount aggregating less than twenty percent (20%) of the outstanding shares shall be deemed a stock dividend.

    (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next exercise date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors of the Company shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

10.05  AMENDMENT AND TERMINATION

    The Board of Directors of the Company shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors of the Company shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares which the Company may purchase to provide participants with stock under the Plan; (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan; or (iii) permit the members of the Committee to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the

Plan to purchase Common Stock, adversely affect the rights of such Employee under such option. The Plan shall automatically terminate at the close of business on the tenth anniversary of the effective date of the Plan unless sooner terminated by action of the Board of Directors.

10.06  EFFECTIVE DATE

    The Plan shall become effective as of January 1, 1997, or such earlier date as the Board of Directors may determine, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders of the Company to be held within 12 months before or after the date the Plan is adopted by the Board of Directors of the Company. If the Plan is not so approved, the Plan shall not become effective.

10.07  NO EMPLOYMENT RIGHTS

    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

10.08  COSTS AND EXPENSES

    No brokerage commissions or fees shall be charged by the Company in connection with the purchase of shares of Common Stock by participants under the Plan. All costs and expenses incurred in administering the Plan shall be borne by the Company.

10.09  EFFECT OF PLAN

    The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of all, all successors of each Employee participating in the Plan, the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

10.10  GOVERNING LAW

    The law of the State of Minnesota, other than the conflict of laws provisions of such law, shall govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                            POLARIS INDUSTRIES INC.
                             1225 HIGHWAY 169 NORTH
                          MINNEAPOLIS, MINNESOTA 55441

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints W. Hall Wendel, Jr. and John H. Grunewald, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of Common Stock, $.01 par value of Polaris Industries Inc. held of record by the undersigned on March 13, 1995, at the Annual Meeting of Shareholders to be held on May 10, 1995, or any postponements or adjournments thereof.

 1.  ELECTION OF        / /  FOR all nominees listed      / /  WITHHOLD
     DIRECTORS          below (except as marked to the    AUTHORITY to vote for
                        contrary below)                   all nominees below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

- --------------------------------------------------------------------------------
         Kenneth D. Larson                            Andris A. Baltins
All nominees to serve for a term of three years expiring at the 1998 Annual Meeting of Shareholders.

 2.  PROPOSAL TO APPROVE THE POLARIS INDUSTRIES INC. 1995 STOCK OPTION PLAN.
              / /  FOR            / /  AGAINST            / /  ABSTAIN

 3. PROPOSAL TO APPROVE THE POLARIS INDUSTRIES INC. DEFERRED COMPENSATION PLAN FOR DIRECTORS.
              / /  FOR            / /  AGAINST            / /  ABSTAIN

 4.  PROPOSAL  TO APPROVE  THE POLARIS  INDUSTRIES INC.  EMPLOYEE STOCK PURCHASE
     PLAN.
              / /  FOR            / /  AGAINST            / /  ABSTAIN

 5. The Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting.

                          (CONTINUED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

                                                Dated:
                                                --------------------------------

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE